                                                                   EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus of Huntington Bancshares Incorporated for the registration of 6,533,047 shares of its common stock and to the incorporation by reference therein of our report dated January 13, 2000, with respect to the consolidated financial statements of Huntington Bancshares Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Columbus, Ohio
April 19, 2000